EXHIBIT 10.104

Agreement No. 20070105.006.S.003
High Speed Service Delivery
Between
StarTek, Inc.
And
AT&T Services, Inc.

* Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Securities and Exchange Commission. An asterisk within brackets denotes omissions.

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HIGH SPEED SERVICE DELIVERY (HSSD)
February 1, 2007
AGREEMENT NO. 20070105.006.S.003
This Order, effective on January 1, 2007 (“Effective Date”), is by and between StarTek, Inc., a Delaware corporation (“Supplier”) and AT&T Services, Inc., a Delaware corporation (“AT&T”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”
WITNESSETH
WHEREAS, Supplier and AT&T entered into Agreement No. 20070105.006.C, on January 27, 2007 (the “Agreement”); and
WHEREAS, Supplier and AT&T desire to issue an Order to the Agreement as hereinafter set forth.
Now, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:
I.	General Agreement 20070105.006.C between Supplier and AT&T is incorporated herein, and its terms and conditions shall be applicable to the Work authorized by this Order.

To the extent there is any conflict with the provisions of Agreement No. 20070105.006.C and this Order 20070105.006.003 this Order will govern.

II.	STATEMENT OF WORK — This Order authorizes Supplier and Supplier agrees to provide the Work described below and in Attachment A entitled “STATEMENT OF WORK”, dated 01 February 2007 (attached hereto and hereby made a part of this Order). In so doing, Supplier shall provide the following services: manage the implementation, coordination and facilitation of High Speed Service Delivery (“HSSD”) activity to new and/or existing AT&T customer networks, (hereinafter “Program”).

III.	INVOICING - If Supplier is enabled to transact business with Company using the internet-based Ariba Supplier Network (“ASN”), Supplier agrees to submit invoices in electronic form to Company’s Accounts Payable organization through the ASN. If Supplier is not so enabled, it agrees to submit invoices to AT&T Accounts Payable, PO Box 66960, St.Louis, MO. 63166-6960. Supplier shall submit invoices promptly upon the later of (1) completion of shipment of all the deliverables, or (2) receiving notice that the Work has been completed to Company’s reasonable satisfaction. Invoices shall contain such information as Company may reasonably request. Unless this Agreement calls for payment at a later time, invoices shall be payable forty-five (45) days after receipt of an accurate invoice by Company’s Accounts Payable organization. Payment of invoices shall not waive Company’s rights to inspect, test or reject. Invoices against this Order shall reflect billing number TBD exactly as shown, and shall be submitted to AT&T’s Technical Representative shown herein. Supplier shall ensure that AT&T’s Technical Representative actually receives such invoices no later than the tenth (10th) of each month for the prior month’s service in the format requested by AT&T. In addition, Supplier shall provide AT&T, by no later than the 25th of each month, with an estimate of current month’s billing including amount being accrued and details as to how the amount is being calculated. Such estimate shall be provided via email to AT&T’s delegate [*] at [*].
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

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Invoice charges (including any training expenses) shall be in accordance with the rates shown in Section VIII PRICING of this Order.
Billable Hours — Supplier shall provide a document with each invoice which details the following:
•	Billable production hours by name, hire date, and months on Program as defined in the Statement of Work.

•	Report Analyst billable production hours by name

•	Escalation Manager production hours billable by name
Training — Supplier shall provide the following back-up documentation, as requested by AT&T, supporting all training expenses billed to AT&T. This documentation shall specify the following information for each training class included in the billed training expense:
•	Name or other designation of the training class

•	Program Request Form (PRF) to which the training is billed. If training is cross-promotional (directed by AT&T in writing, and for the benefit of multiple AT&T programs), Supplier will provide a copy of the PRF from AT&T directing the allocation of the resulting expense across the affected programs, as well as a list of the programs across which the expense is to be allocated. The cross-promotional training expense will be allocated, as directed by AT&T, by Supplier across the affected programs (PRF’s)

•	Name of the contact at AT&T who directed Supplier to conduct the training

•	Length, in hours per Order Specialists, of the training material covered in the class

•	Start-date of the training class

•	End-date of the training class

•	Number of Order Specialists beginning the class

•	Number of Order Specialists completing the class

•	Other supporting information as requested by AT&T
IV.	AT&T’s Technical Representative is Charmaine Stradford located at the following address:
[*]
AT&T Corp.
Room 219G08
300 NorthPoint Parkway
Alpharetta, Georgia 30005-4116
[*]
[*]
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

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V.	AT&T’s Contract Representative is [*] located at the following address:
AT&T Services, Inc.
One AT&T Way
Room 1C146A
Bedminster, NJ 07921
[*]
[*]
VI.	The maximum expenditure for this Order shall not exceed [*] over the term of this Order. Notwithstanding any other provisions in this Order, the total amount payable by AT&T for the Work shall be determined by applying the stated rate of compensation to the Work actually performed by Supplier. Supplier shall not render Work and AT&T shall not be required to pay for Work in excess of the amount stipulated in this Order, unless Supplier has first secured an amendment to this Order authorizing the increased expenditure.

VII.	TERM — The term of this Order shall be effective from February 1, 2007 through March 31, 2008.

VIII.	PRICING

The following Pricing schedule shows the amounts to be paid to Supplier for the various Work to be performed under this Order. The following rates are based on the number of billable hours worked based on time in title per month.

Order Specialists (“OS”) — Each month, the AT&T and Supplier will mutually determine and agree in writing to the headcount quantity of Order Specialists, pursuant to Section C - Volume and Forecasting Process of Attachment A, to be invoiced according to the rates below. Invoices shall be submitted based on the number of “actual” hours worked based on time and title per month and hours worked shall exclude any non-production activity, including but not limited to lunchtime, break time, holidays, vacations, sick-time.

Billable Production Hourly Rates:

The following rates shall apply to billable Order Specialist FTEs,: The following rates are based on the number of billable hours worked calculated by authorized headcount based on time in title per month.

Time in Title	FTE of 200 or less	FTE of 201 - 350	FTE of 351 +
0 - 12 months	$[*]	$[*]	$[*]
13 - 24 months	$[*]	$[*]	$[*]
25 - 36 months	$[*]	$[*]	$[*]
37 - 48 months	$[*]	$[*]	$[*]
* New Hire Training for each Order Specialist at Supplier’s Facilities			$[*] per hour
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

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*Does not include refresher, continuation or attrition training, which shall be at Supplier’s sole cost and expense.
Supplier agrees that the rates provided above are all inclusive of the costs for the Program, which includes, but is not limited to the following items, and no other charges shall be billed to AT&T.
1.	Training (refresher, continuation and attrition training)

2.	Dedicated Area Managers

3.	Reports Analyst

4.	Escalation Manager

5.	Process Managers

6.	Supervisors

7.	Travel and Living

8.	Pagers

9.	Programming (e.g., scripting, legacy programming) and all programming production support and maintenance functions.

10.	Program/Account management functions and personnel

11.	Development and issuance of reports

12.	Recruiting of Order Specialist

13.	Processing Downtime Forms

14.	Systems Access and Requirements

15.	Systems — Managing and Maintaining equipment and access

16.	Postage

17.	Telecommunication Costs

18.	Copies
The aforementioned information shall be presented in a consistent format satisfactory to AT&T for each invoice. Supplier will attach this information, along with other required back-up data, to the back of a copy of the corresponding invoice
•	Holiday Hourly Rate:
AT&T agrees to compensate Supplier [*] times the applicable hourly rate shown above for work performed by Order Specialist headcount during the Holidays shown in Section I. that were previously approved by AT&T in writing.

Where the parties are to mutually agree on the headcount quantity, amount of hours to be performed or the course of conduct or activity under this Order, or any other provisions of this Order where the parties may need to mutually agree, in the event the parties cannot mutually agree within ten (10) business days, Supplier agrees to carry out the expressed requests of AT&T provided such requests are not unreasonable. In addition, the parties agree to also promptly escalate to the next level of management for resolution.

IX.	For the purposes of this Order, the clause in Agreement 20070105.006.C entitled “ORDERLY TRANSITION” is hereby deleted in its entirety and replaced with the following clause:
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

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ORDERLY TRANSITION
In the event of expiration or termination of this Order by either party, wherein all or some portion of the Work will be either discontinued, performed by AT&T itself, or performed elsewhere for AT&T, Supplier agrees to provide to the extent requested by AT&T in writing, for a period not to exceed eighteen (18) months, its full cooperation in the orderly transition of the Work to AT&T or elsewhere, or its discontinuance. Such orderly transition may include but not necessarily be limited to: (1) transitioning customer accounts including reducing headcount to such number as AT&T may request from time to time, during such any such transition period (including the return of updated excel spreadsheet(s) that contain customer account profiles that were provided to Supplier by AT&T for all designated Order Specialist supported accounts. This activity includes updating the customer account spreadsheet(s) with all necessary customer information to ensure successful transition to another Order Specialist, (2) packing and preparing for shipment any materials or other inventory to be transferred, (3) provision of reports, training manuals, files, and similar media necessary for continuation of the Work transferred, and (4) continuation of Work at reducing levels if necessary during a transition period and at reduced levels if Work is transferred in part. AT&T will only pay compensation for OS activities which have been specifically authorized and directed by AT&T in writing pursuant to this clause, and such payment, if any, will be at the rates set forth in Section VIII. AT&T will provide thirty (30) days advance written notice to Supplier of customer accounts to be transitioned or terminated. In no event shall Supplier discontinue performing services for customer accounts or reduce, increase or vary, the associated headcount without AT&T’s expressed written consent.
IN WITNESS WHEREOF, the Parties have caused this Agreement No. 20070105.006.S.003 to be executed, which may be in duplicate counterparts, each of which will be deemed to be an original instrument, as of the date the last Party signs.

STARTEK, INC.	AT&T Services, Inc.

By: /s/ A. L. Jones	By: /s/ Keith Connolly

Printed Name: A. L. Jones	Printed Name: Keith Connolly

Title: Pres. and CEO	Title: VP, Global Strategic Sourcing

Date: 5/2/07	Date: 4/12/07
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

STATEMENT OF WORK
HIGH SPEED SERVICE DELIVERY
01 FEBRUARY 2007
A.	Work Description
Supplier shall provide High Speed Service Delivery (“HSSD”) Ordering Services (hereinafter “Program”) to AT&T for all AT&T services listed below and as defined in the HSSD Specialist Functions matrix:
Frame Relay Service
•	Full T45 Access, Port

•	Sub Rate DS-3 Access & Port
ATM Services
•	ATM IMA Access

•	ATM T1.5 Access

•	ATM T45 Access

•	ATM Port

•	ATM Point to Point PVC/SIW PVC

•	Switched Diversity Options

•	ATM OCX
Private Line
•	T45, OCX Services
Web Hosting
AVPN T45
The HSSD Program has four (4) functions (hereinafter “Order Specialists”), which may be consolidated and/or renamed at AT&T’s discretion:
•	Quality Capacity Manager (QCM)

•	Engineering Specialist (ES)

•	Disconnect Team

•	Service Interworking Team (SIW)
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

HSSD Specialist Functions Matrix:

	Engineering Specialist		Service Interworking Team
QCM Tasks	(ES) Tasks	Disconnect Team Tasks	(SIW) Tasks
Customer Connect Maintenance	Address Validation & Resolution	ICORE (Port Config, OSWF, Order Status, PVCs	Address Validation & Resolution
email Inbox Maintenance	BVG (Billing Validation Group)	AISE	BVG (Billing Validation Group)
Workload Balancing	Contract Inquiry & Resolution	MIS	Contract Inquiry & Resolution
Assigning Projects based on Workload	ASOC	DocViewer	ASOC
Issue Resolution	Tiedown Inquiry and Resolution	POCITs Inquiry & Resolution	Tiedown Inquiry and Resolution
Managing Rejects & Resolution	ICORE (Port Config, OSWF, Order Status, PVCs	Channel Checker / TRKs	ICORE (Port Config, OSWF, Order Status, PVCs
MDS/RDS Inquiry & Resolution	AISE	ROMT	AISE
AISE / TIRKs / SOTs / POCITs	MIS	EFMS	MIS
Managing GPS (GEMS Provisioning System)	DocViewer	CTAC	DocViewer
Managing EFMS/IOM Worklist	PRODIS / CT Viewer	Order Issuance & Resolution	PRODIS / CT Viewer
ROAM Disconnect Maintenance	POCITs Inquiry & Resolution	Zone & Claim	POCITs Inquiry & Resolution
Order Management in Database	UltraVailable Inquiry & Resolution	ICC, PCC, ACC	UltraVailable Inquiry & Resolution
Zone for ATM (Only)	Channel Checker / TRKs	Record Keeping — DDTS	Channel Checker / TRKs
Report (CPDD-HSSD)	eCRM / PDM	Critical IPM Project management	eCRM / PDM
Report (Disconnect)	EFMS	C03 Backlog & CNR Resolution	EFMS
CCRA	CTAC	Call Follow-up	CTAC
Database Website Maintenance	Order Issuance & Resolution	Scanning and reporting letters	Order Issuance & Resolution
COS/CSM/Sales Support	Supps Issuance & Resolution	Order Reject	Supps Issuance & Resolution
	Order Confirmation		Order Confirmation
	Zone & Claim		Zone & Claim
	ICC, PCC, ACC		ICC, PCC, ACC
	Resolution of R15 & R45 Errors		Resolution of R15 & R45 Errors
	Recordkeeping		Recordkeeping
	Cut Schedule / Test & Turn up		Cut Schedule / Test & Turn up
	Critical IPM Project Management		Critical IPM Project Management
	CARS & Tier II Escalations		CARS & Tier II Escalations
	CO3 Backlog & CNR Resolution		CO3 Backlog & CNR Resolution
	Call Follow-Up		Call Follow-Up
	Order Reject		Order Reject
USOC / Billing Resolution
AT&T has the sole discretion to determine what AT&T accounts and projects will be handled by Supplier. Supplier agrees that those accounts provided by AT&T will be managed by Supplier in a quality and professional manner and in accordance with the provision of this Agreement. Supplier shall make every effort possible to minimize internal account movement once account has been assigned to Supplier.
Supplier shall manage the ordering process associated with AT&T’s HSSD for new and/or existing AT&T Global Business Services customers utilizing AT&T processes and ordering systems as defined in Section E Systems and Telephony. Supplier shall manage the HSSD Ordering process according to the Customer Touchpoints Process which is defined as Supplier accepting customer / sales requests, verifying completeness of received data set, gathering remaining required data set using AT&T systems and customer information, issuing request for services through the appropriate AT&T system / process, order management, providing regular status to customers and related AT&T internal parties (including expected and firm due dates), resolving any jeopardies, providing limited cutover support, and ensuring correct billing of order.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

Supplier shall be responsible for all activities supporting the HSSD Ordering process such as training, including initial new-hire and supplemental training, orderly account transition to / from ORDER SPECIALIST community, metric support and management, communication and compliance of process issues / changes, and escalation/exception management.
Supplier’s Responsibilities
Subsequent to order submission, Supplier’s Order Specialist responsibilities shall include, but will not be limited to the following:
•	Retrieving reports to verify all orders placed are correct,

•	Reviewing current contractual information in AT&T systems,

•	Verifying accuracy of promotion and related codes to effect accurate billing, (this is actually done prior to placing the order)

•	Completing Customer status calls and spreadsheets,

•	Participating in Customer requested conference calls and meetings,

•	Generating Customer Stewardship Reports as mutually agreed upon between Supplier and Customer,

•	Ensuring that the order completes by due date,

•	Monitoring and resolving orders for jeopardy status,

•	Following AT&T Customer Care “Touchpoints” (referenced above) , a process used by the Order Specialists that requires they make contact with Customers at various intervals in the life cycle of the project to collect or provide information:
•	Communicating with the Customer at specific intervals within the provisioning cycle:
•	Confirmation of Receipt

•	Technical Assurance Call

•	Estimated Due Date

•	Firm Due Date

•	Cutover Scheduling

•	Project Completion
•	Auditing of orders for accurate coding in Service Request, SOTS and all associated and impacting AT&T databases,

•	Identifying all issuance errors and following up on subsequent correcting orders to assure accurate billing,

•	Auditing order issuance and billing rejects to assure timely and accurate billing aka reject/discord/errors management,

•	Issuing orders to correct inaccurate billing and confirming completion,

•	Confirming completion of orders (won’t mean anything to non-incumbent vendors) and bill post to assure timely billing
In the event jeopardy occurs, the Supplier Order Specialist will work to troubleshoot and resolve the issue within a reasonable timeframe (as soon as possible after the jeopardy is recognized).
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

Upon receipt of a Customer account from AT&T’s Technical Representative (“Gatekeeper”) or such other person designated in writing by AT&T, Supplier’s Gatekeeper shall assign the account to a Supplier Order Specialist(s), who will “own” the account ordering relationship in its entirety. AT&T shall identify, in its sole discretion, which customers are supported in either a designated or shared / pooled environment. Supplier Order Specialist will work with the AT&T Gatekeeper to transition the account and develop the Customer relationship.
Existing or transitioned Customers wishing to add, change, or disconnect their existing network will contact Supplier’s Order Specialist and communicate their request via electronic mail or AT&T’s electronic ordering system following standardized order issuance procedures.
In the event that Supplier’s Order Specialist or AT&T representative identifies an issue that warrants escalation, e.g. critical dates with regard to Access Delivery not met /or/ access delivered by LEC however not tested or prepared for Cutover, the Order Specialist shall follow AT&T Escalation procedures set forth in Section H. Non-Customer Specific Escalation Procedures.
B.	Hours/Days of Operation
Supplier shall provide services Monday through Friday, from 8:00AM until 8:00PM Eastern Time.
In addition, services authorized by AT&T in writing, shall be provided, as determined by AT&T, outside normal business hours to complete special projects, including the “Cutover” process where appropriate (“Cutover” is the activity in which the AT&T works with the Customer to test and turn up services to Customer.) Supplier shall provide, at no additional charge to AT&T, pagers to all Order Specialists and Management for after-hours contact.
C.	Volume and Forecasting Process
AT&T anticipates it will generate a volume of Work for Supplier to staff [*] Order Specialists (subject to AT&T’s written request and written approval). Supplier agrees to provide such Order Specialists as requested and approved by AT&T in writing per the following notification. For headcount increases, Supplier shall provide such increased headcount within forty-five (45) days, but no greater than sixty (60) days. For any headcount decreases, AT&T agrees to provide thirty (30) days written notice. Supplier shall not invoice AT&T for any such decreased headcount after the effective date of such headcount reduction stated in the written notice. AT&T reserves the right at anytime, in its sole discretion, to make increases or decreases to said figure in writing, for any reasons whatsoever, including without limitation the following conditions: account movement, performance issues, changes in volume growth, and impacting technical and system enhancements to HSSD Ordering processes which would impact the requirement of human intervention. Supplier agrees to implement such increases or decreases as directed by AT&T.
Notwithstanding the above referenced anticipated volume and forecasts, Supplier acknowledges that AT&T has no commitment or obligation to furnish work or compensation to Supplier and Supplier accepts the economic risks that volumes may vary substantially upward or downward of any AT&T forecasts. Supplier further acknowledges that AT&T’s sole obligation shall be to pay for work actually performed and that AT&T has no responsibility for Supplier’s refresher, continuation or attrition training costs.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

D.	Training
AT&T currently has various training programs for providers of the Program. If AT&T has an existing training program relating to particular work at the time of execution of this Agreement, AT&T may provide such training program to Supplier, at AT&T’s sole discretion, to allow Supplier to train its employees. If additional training programs are necessary to train individuals to provide the Program, Supplier and AT&T will jointly develop such training programs, to become the sole property of AT&T.
Supplier shall provide, at Supplier’s facilities, a dedicated training and education staff for all new hire and supplemental training for all Order Specialists, as part of the Order Specialist requirements as set forth in this Order. Supplier warrants that this training and education staff will have extensive knowledge of HSSD communication and skill requirements mentioned herein. Supplier shall provide a quality-training program that ensures proficiency in both basic voice communications and customer care soft skills. Supplier agrees that Order Specialist shall receive the following training:
•	Basic HSSD communications: Minimum curriculum requirements necessary to provide new associates with a basic knowledge of HSSD communications.

•	Computer Literacy (including email, Excel, Word, PowerPoint)

•	Customer Care Skills (e.g., handling difficult customers, customer dissatisfactions/objections, etc.)

•	Topics directly related to the products, services, systems, and processes provided by AT&T including, but not limited to:
Duration:
Total training period, as follows:
•	Five (5) days of training followed by

•	Fifteen (15) calendar days of on-the-job training, via mentoring by AT&T HSSD Ordering team
Training class size shall be no greater than 15 Order Specialists without AT&T’s written approval.
The training period shown above as authorized by AT&T in writing in which AT&T has agreed to compensate Supplier shall be invoiced at the training rate.
The minimum total training time for the Order Specialist function is five (5) days, subject to change based upon revisions to the Work Description or process improvements provided by AT&T.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

As new AT&T processes are developed, the Order Specialists will continue to participate in training via Teletraining, at no additional charge to AT&T.
Supplier agrees to create and maintain a Tier 1 Order Support Process to manage all Supplier process and ongoing training issues. Such Tier 1 Order Support Process shall be staffed with Supplier personnel trained and qualified as the Supplier’s Subject Matter Expert (“SME”) and manage all Supplier process and training matters. AT&T and Supplier shall mutually agree to Supplier SME’s training and qualification. Such Tier 1 Order Support process developed by Supplier shall be the first choice of information and escalations. As a last resort, AT&T may provide, if deemed necessary by AT&T, advice and guidance to Supplier SME for knowledge of products and services, processes, and general information. AT&T CRM (“Customer Relationship Management”) Process Management Personnel should be enlisted for assistance only after Supplier has exhausted all internal resources.
Supplier shall staff Process Manager(s) responsible for:
•	Developing with AT&T and communicating to Supplier Order Specialists any new processes and/or changes to existing processes

•	Teletraining

•	Documentation assistance

•	Tier 1 Technical Support
Process Managers must maintain active accounts to ensure sustainable knowledge levels.
Supplier agrees to add additional Process Managers upon AT&T’s written request.
Attrition
Supplier will provide AT&T a monthly headcount report (see Table A), detailing Order Specialist personnel losses due to attrition or other reasons (by category), headcount additions, and current headcount. In the event Supplier personnel leave the Program and new hires are to be trained, the attrition training costs will be borne by Supplier. Supplier agrees to a timely and orderly transition of accounts handled by the departing Order Specialist to another fully trained Order Specialist, with an “overlay” period of time when the departing and incoming Order Specialists are working together in support of the transition transfer of knowledge. This same requirement is to be implemented in respect to departing and incoming Area Managers, Process Managers, etc.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

TABLE A
ATTRITION ANALYSIS

	Month 1	Month 2	Month 3	Month 4	...Month X
Productive Headcount
Non-Productive Headcount
Area Managers
New Hires
FMLA (scheduled to return)
Internal (Positive) Attrition
- Promotion within Project
- Promotion out of Project
- Transfers Out
- Retirement
Attrition (Negative)
- Removal by Supplier
- Not a Job Match (AT&T Choice)
- Job Dissatisfaction (Employee Choice)
- More $, Same Type of Job (Employee Choice)
- More $, Promotion (Employee Choice)
ORDER SPECIALIST Average Time in Title
E.	Systems and Telephony
Supplier shall provide, at its sole cost and expense, all systems and telephony equipment necessary to support the work performed. This should include, but is not limited to:
•	PBX equipment

•	Work stations for remote access to AT&T systems

•	Sufficient equipment to handle the volumes of calls as anticipated in this Order.

•	Sufficient support and management administration to assure the continued operation of, and maintenance of all equipment and telecommunications facilities.
Supplier shall provide all facilities necessary to access AT&T’s systems and manage the volume of calls as AT&T deems appropriate. AT&T may provide to Supplier secure access procedures for accessing the appropriate ordering and tracking systems along with the required operating system requirements which Supplier agrees to follow. Additionally, AT&T will at its sole discretion attempt to provide sufficient access (modem pools, etc.) to support remote access to systems via Supplier provided workstations. System access shall be determined by AT&T at its sole discretion, and may include, but not be limited to the following:
HSSD Ordering Systems:
•	eCRM/Customer connect — C/L project requests received by QCM team and assigned to ES

•	USRP — Universal Service Platform Request — ordering system used to place orders for assigned projects.

•	EFMS/EFMS PM — End to End Flow-through Management System — Project Management system for orders.

•	GSPM Homepage -various web sites used for ordering.

•	TIRKS — Trunk Integrated Record Keeping System

•	POCITs — Pending Order and Customer Inventory / Tracking System

•	PRODIS — Promotion Discount Tool

•	ROAM Tool — DDTS (Disconnect Desk Tracking System)

•	SOTS — Service Order Tracking System
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

•	VANTIVE — (EVPN)

•	AISE Tools — AT&T Interspan Services Expeditor

•	ICORE — Interspan Common Operations Resource Engineering

•	ASOC — Automated Service Order Configurators

•	MILES — Tariff reference database

•	BPS — Business Process Standardization

•	MIS SERVER — Managed Internet Services Server application
AT&T’s failure to provide system access will not constitute a breach of contract by AT&T. Such failure shall not relieve Supplier of its obligations to timely perform Work, unless performance is rendered impossible because of such failure.
Upon the introduction of new Systems or Systems Releases, Order Specialists will be involved in testing and providing input on new systems functionality and/or user requirements.
Unless otherwise required by law, Supplier Order Specialists, when interfacing electronically with AT&T customers, use a AT&T email address for the purpose of identifying that the Order Specialists is providing services on behalf of AT&T.
F.    Change Management
•	Supplier will not make any changes to AT&T policies and procedures established herein without prior written approval of AT&T’s Technical Representative.

•	AT&T’s Technical Representative will be assigned and will act as liaison between Supplier and AT&T.

•	Program Manager will be designated by AT&T by giving written notice to Supplier.

•	Change requests for systems, processes and other program requirements will be submitted in writing by the party requesting such change to the other party pursuant to the CHANGES clauses herein.

•	Supplier will provide dedicated Contract Management and Project Interface at no additional cost to AT&T.
G.	Direct Measures of Quality (DMOQ)
Supplier shall comply with the attached Exhibit A — HSSD DMOQs, measured monthly, based on current month’s performance. Performance categories are as follows:
•	High-level end-to-end HSSD Ordering and Provisioning process

•	Task specific ordering work required — system order tracking

•	Basic jeopardy troubleshooting/resolution and escalation procedures

•	System access and navigation procedures
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

Supplier shall comply with the established DMOQs, unless otherwise approved in writing by AT&T. AT&T reserves the right to modify stated categories and/or DMOQs due to needs of the business and will do so in writing with sufficient notification and Contactor agrees to comply with such modifications.
Based on reports provided by AT&T at its sole discretion, which may include available raw data, Supplier shall use such reports and/or data in combination with its own tracking resources to compute the calculations of AT&T designated metrics.
Supplier shall actively participate, at no cost to AT&T, in any reasonable DMOQ improvement initiatives as set forth by AT&T and agrees to furnish supplemental documentation upon request.
Supplier shall maintain Individual Performance records for each Order Specialist, based on the measured DMOQs. These records shall be compiled on a monthly basis and maintained for the life of the Agreement. Supplier shall promptly provide this detail to AT&T upon request.
Supplier shall provide Reports Analyst responsible for communicating, analyzing, and reporting on aforementioned metrics.
In the event that one or more DMOQs listed herein are not met, Supplier shall, if requested by AT&T, develop an action plan to correct the deficient area(s), and shall submit in writing for AT&T’s approval, such action plan within five (5) business days after the deficiency is identified. Upon approval by AT&T of the aforementioned action plan the Supplier shall implement the action plan within ten (10) business days after approval.
In the event that the first action plan is not approved by AT&T, Supplier shall revise such action plan and shall submit to AT&T in writing that action plan within ten (10) business days after the deficiency is identified. Upon approval by AT&T, of the aforementioned action plan the Supplier shall implement the action plan within ten (10) business days after approval.
In the event that the revised action plan is not approved by AT&T, Supplier shall revise such action plan and shall submit to AT&T in writing that action plan within ten (10) business days after the deficiency is identified. Upon approval by AT&T, of the aforementioned action plan the Supplier shall implement the action plan within ten (10) business days after approval. If the revised action plan still does not meet AT&T’s satisfaction, this failure by Supplier shall be considered a material breach. In addition, if Supplier fails to correct the deficiencies in an approved action plan it shall be deemed a material breach of this Order.
H.	Non-Customer Specific Escalation Procedures
Supplier is wholly responsible for all escalations (provisioning activity requested in an accelerated timeframe and requiring the intervention of Executive Management) resulting from orders submitted by Supplier Order Specialists and must follow AT&T’s Escalation and Exception Process.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

AT&T CRM (“Customer Relationship Management”) Executive Management and/or Escalation Management Personnel may be enlisted for assistance only after Supplier has exhausted all internal resources. Any changes by AT&T to the current process will be communicated to Supplier via email notification and/or alerts posted on the AT&T’s websites and becomes Supplier’s responsibility to ensure communication, training, and compliance by all Order Specialists.
Supplier shall provide Escalation Managers responsible for ensuring compliance of the Process and assisting Order Specialists in this effort.
I.	Holidays
Supplier shall not perform nor invoice for work on AT&T’s observed holidays shown below unless requested by AT&T in writing. If such holiday(s) are approved by AT&T in writing, Supplier shall invoice AT&T pursuant to the Holiday Rate shown in Section VIII — PRICING.
New Year’s Day
Memorial Day
Independence Day
Labor Day
Thanksgiving Day
Christmas Day
J.	Staffing
Supplier represents and warrants it will furnish qualified candidates, as described in Section b below, to perform the Work contained herein.
a)	AT&T may reasonably request Supplier to remove any personnel working under this Order based on Order Specialists performance which may include, but not be limited to:
•	Not meeting agreed upon DMOQs

•	Order Specialist provides the customer with information that misrepresents or misleads the customer about the features and/or benefits of the program being marketed. Examples include, but are not limited to, information about rates, recurring charges / plan fees, intervals, etc.

•	Order Specialist is discourteous or uses inappropriate language (including racial slurs, sexual comments, profanity, etc.)

•	Order Specialist is rude or uses inappropriate tone (yelling at a customer, repeatedly interrupting the customer, etc.)

•	Order Specialist is being less than truthful with the customer (gross misrepresentation of the offer or program, offering to pay the Other Common Carriers (“OCC’s”) outstanding balance, etc.);
Supplier shall comply with such request to move such personnel. In such event, Supplier shall replace such personnel at its sole cost and expense including all training which may be required.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

b)	Supplier will provide the following level of service:
•	Dedicated Order Specialists with strong customer care experience (one plus (1+) years) and the technical skill set associated with the training outlined in Section D.

•	Minimum of High School (or equivalent) degree

•	Dedicated Area Manager to HSSD Order Specialist ratio not to exceed [*] to [*], or as mutually agreed upon. Dedicated Area Managers assigned to support the HSSD Order Specialists will have one plus (1+) year’s experience as a customer care manager. Area Manager to Order Specialist ratio may deviate based on needs of the business with prior written approval by AT&T Program Manager

•	District Manager to Area Manager ratio not to exceed [*] to [*].

•	Systems and Telephony personnel responsible for supporting hardware and software requirements as described in Systems & Telephony

•	Reports Analyst as described in Direct Measures of Quality

•	Escalation Manager as described in Non-Customer Specific Escalation Procedures

•	Process Manager responsible for remaining current on AT&T process changes and communicating them to Order Specialists

•	Training Personnel responsible for conducting new-hire and supplemental training courses as defined by AT&T
The term “Dedicated” is defined as Supplier’s employees shall only work on AT&T’s Program defined in this Order.
K.	Security
In support of AT&T’s security and integrity initiatives, Supplier will abide by and assure full compliance with the contractual requirements concerning AT&T’s proprietary information (including but not limited to CPNI (“Customer Proprietary Network Information”) and ensure that their employees operate with the highest standard of business ethics. Additionally, Supplier will manage an inventory of all System IDs issued to Supplier employees, assuring the deletion of said System IDs when Supplier employee resigns, transfers to a non-AT&T program, or transfers to other AT&T business units other than Service Provider
L.	Work Location
Supplier shall perform the Work at the following location: Grand Junction, CO.
M.	Workforce Management Plan
Supplier must provide AT&T with a minimum thirty (30) day notice of any planned changes (not including resignations) to Escalation Manager, Area, Program, District and Division Manager position staffing. Whenever an individual in one of these positions is replaced, Supplier will provide AT&T with a documented candidate selection and transition process, along with a description of the proposed candidate’s skills and experience.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

N.	Post Outage Review and Root Cause Analysis
In the event any telecommunications services or processes are not operating properly, Supplier shall take immediate and appropriate action in accordance with Supplier’s business continuity plan to rectify the malfunction and shall immediately notify AT&T Representative within [*] hour of the service-affecting situation and of remedial action taken.
Supplier shall provide root cause analysis and/or post outage review to AT&T within [*] hours after an outage or by close of business Monday if the trouble occurs on Friday after an outage, including the testing of all failed components, analysis of failures, identification of chronic and systemic problems, implementation of fixes and monthly reporting on component failures and actions taken. Results of the root cause analysis shall be provided to AT&T in writing in a format mutually agreed to by the parties. The post outage review shall cover the details of the incident and the actions taken for resolution and prevention.
O.	Network Security Requirements
AT&T is currently reviewing its Network Security policies and procedures. The outcome of this review may require AT&T to implement additional security requirements above and beyond the Data Connectivity Agreement (“DCA”) associated with this Agreement. AT&T may require Supplier’s employees to obtain security clearances in order to access and use AT&T systems. If AT&T implements additional security requirements, both parties shall cooperate and mutually agree on implementation of such security requirements.
P.	Productivity Improvement / Cost Reduction
During the term of this Order, AT&T and Supplier shall work together to reduce total time and work time per customer order and improve all tasks associated with this Program recognizing that quality must not be impaired.
Supplier agrees to identify productivity improvements to drive cost reductions and headcount reductions associated with Supplier’s billable rates, AT&T’s Program Representative has sole discretion to review and approve any headcount reduction, productivity improvement and/or cost reduction initiative identified by Supplier. If such headcount reduction, productivity improvement and/or cost reduction initiative is approved by AT&T, Supplier shall implement such initiative and once the cost savings have begun to be realized, all applicable cost reductions shall immediately be applied to all charges by Supplier invoiced to AT&T, per the applicable rates listed in Section VIII PRICING SCHEDULE and any gain sharing initiatives that have been mutually agreed upon. If any substantial expense or capital investment is required by Supplier to implement an approved productivity improvement or cost reduction initiative, AT&T and Supplier will mutually agree to any such investment arrangement.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

Within forty-five (45) days of the signing of this Agreement, Supplier and AT&T will work to identify and quantify productivity improvement opportunities for cost reductions referenced above. AT&T and Supplier have agreed to evaluate gain sharing opportunities on a case-by- case basis. If both parties mutually agree to a specific gain sharing initiative, the associated agreement shall specify how the realized cost savings will be applied.
Q.	General Items

•	Supplier shall use its best efforts to reduce total time and work time per order and improve all tasks associated with this Program. Supplier will work with AT&T to quantify improvement targets.

•	Unless otherwise required by law, Supplier Order Specialists, when interfacing with AT&T customers and specifically questioned regarding their employment, Order Specialist shall use a script provided by AT&T for the purpose of answering that the Order Specialist is providing services on behalf of AT&T.

•	Any Supplier Employee related to this AT&T Global Business Services CRM (Customer Relationship Management) program, either by function or by title, shall not enter into business agreements, nor act as agent for, any AT&T Network Services Competitor in facility dedicated to this Program.

•	Agreements and their contents will be reviewed by both parties during the 4th Quarter of each calendar year in order to amend any relevant items.
R.	Operational Control Compliance Provision
For all services that Supplier performs for AT&T, Supplier shall be responsible for successfully passing all testing, audits and the specific operational controls (collectively “Control(s)”) outlined in the attached Exhibit B of this Order.
If Supplier’s performance fails to pass the Controls that are conducted by either AT&T’s team, or by AT&T’s third party auditor(s), or AT&T’s internal auditors, (collectively, “AT&T Auditors”), then AT&T shall be entitled to receive a performance credit of $[*] deducted from Supplier’s monthly invoice for each such failed Control. In addition Supplier shall also provide remediation plans for each failed Control to AT&T in writing within15 calendar days of AT&T’s identification of such failure, for each failed Control.
Such remediation plans are subject to AT&T’s written approval, and shall outline the method that Supplier shall use to correct the failures and allow for successful passing of the Controls during subsequent retesting conducted by AT&T’s Auditors by the next testing period.
Supplier’s implementation of such remediation plans shall not limit AT&T’s rights to receive the above described performance credit, not to exceed $[*] of Supplier’s monthly invoice for the month of the Control failure(s), to be issued as a credit to AT&T in the subsequent month’s invoice. If Supplier’s remediation fails, then AT&T reserves the right to receive an additional performance credit of $[*] from the invoice for the month the remediation failure occurred.
For example, during June, if Supplier fails one of the three Controls outlined in Exhibit A, as determined by AT&T’s Auditors, then AT&T shall be entitled to a $[*] performance credit applied to all charges incurred by AT&T for June (or for example, if two missed controls $[*] = $[*] x 2).
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

High Speed Ordering
Order No. 20070105.006.003
Attachment A

If Supplier remediates the failure in July, AT&T, at its sole discretion, may waive such performance credit. If AT&T does not waive such performance credit, Supplier shall apply a performance credit equal to $[*] (or if two controls are missed $[*]) from the June charges on Supplier’s invoice issued in August.
If Supplier does not remediate the failure in July, AT&T, at its sole discretion, may impose an additional $[*] performance credit from the June charges that shall be applied to the invoice issued from Supplier to AT&T in September.
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T, Supplier, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.